Exhibit 3.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HK ENERGY PARTNERS GP LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1. The name of the limited partnership is HK Energy Partners GP LP.

2. The address of the limited partnership’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the limited partnership’s registered agent for service of process in the State of Delaware at such address is National Registered Agents, Inc.

3. The name and mailing address of the general partner of the limited partnership are as follows:

Petrohawk Management Company LLC

1000 Louisiana, Suite 5600

Houston, Texas 77002

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of HK Energy Partners GP LP as of October 16, 2007.

Petrohawk Management Company, LLC, its general partner

By:	/s/ David S. Elkouri
David S. Elkouri Executive Vice President – General Counsel and Secretary